                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                  VERITY, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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




                                  VERITY, INC.
                                 894 ROSS DRIVE
                               SUNNYVALE, CA 94089


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 26, 2000

To The Stockholders Of Verity, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Verity, Inc., a Delaware corporation, will be held on Tuesday, September 26, 2000 at 11:00 a.m. local time at the Sunnyvale Sheraton, 1100 N. Mathilda Avenue, Sunnyvale, California for the following purpose:

1. To elect two directors to hold office until the 2003 Annual Meeting of Stockholders.

2. To approve an amendment to our Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100,000,000 to 200,000,000 shares.

3. To approve our 1995 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan from 10,121,672 to 12,121,672 shares.

4. To ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for our fiscal year ending May 31, 2001.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on August 1, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                 By Order of the Board of Directors

                                 /S/ GORDON C. ATKINSON

                                 Gordon C. Atkinson
                                 Secretary



Sunnyvale, California
August 18, 2000

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                  VERITY, INC.
                                 894 ROSS DRIVE
                               SUNNYVALE, CA 94089

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                               September 26, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Verity, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on September 26, 2000, at 11:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Sunnyvale Sheraton, 1100 N. Mathilda Avenue, Sunnyvale, California. We intend to mail this proxy statement and accompanying proxy card on or about August 18, 2000, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on August 1, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on August 1, 2000, we had outstanding and entitled to vote 32,657,754 shares of Common Stock.

         Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Except for Proposal 2, Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. With respect to Proposal 2, broker non-votes will have the same effect as negative votes.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Secretary at our principal executive office, 894 Ross Drive, Sunnyvale, CA 94089, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

         The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is April 20,

2001. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also April 20, 2001. Stockholders are also advised to review our By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS



         Our Certificate of Incorporation and Bylaws provide that our Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on our Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

         Our Board of Directors is presently composed of six members. There are two directors in the class whose term of office expires in 2000. The nominees for election to this class, Stephen A. MacDonald and Anthony J. Bettencourt, are currently members of our Board of Directors. Mr. MacDonald was previously elected by the stockholders and Mr. Bettencourt was by our Board in September 1999. If elected at the Annual Meeting, the nominees would serve until the 2003 annual meeting and until their successors are elected and have qualified, or until such directors' earlier death, resignation or removal.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that such nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The nominee has agreed to serve if elected, and management has no reason to believe that such nominee will be unable to serve.

         Set forth below is biographical information for each nominee and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING

         STEPHEN A. MACDONALD, age 54, has served as a member of our Board of Directors since December 1988. From May 1983 until May 1996, Mr. MacDonald was employed by Adobe Systems Incorporated, a software company, where he served as Senior Vice President and Chief Operating Officer. From May 1996 to April 1998, he served as President and Chief Executive Officer of Active Software, Inc., a software company. Mr. MacDonald is currently a consultant. Mr. MacDonald is a director of Network Computing Devices, Inc., a computer hardware and software company. Mr. MacDonald holds a B.Sc. from Dalhousie University.

         ANTHONY J. BETTENCOURT, age 39, has served as a member of our Board of Directors since September 1999. Mr. Bettencourt joined our company in July 1995 as Vice President of North American sales. He was subsequently promoted to Vice President of Worldwide Sales and Marketing and served in this position until his departure in December 1996. From December 1996 to September 1997, Mr. Bettencourt served as an officer of OnLive! Technologies, a private technology company. Mr. Bettencourt rejoined our company in September 1997 as Senior Vice President, Worldwide Sales and was appointed to the position of President in September 1999. Prior to joining our company, Mr. Bettencourt served as vice president of sales for Versant Object Technology, a database management company, from 1992 to June 1995. Mr. Bettencourt holds a B.A. from Santa Clara University.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

                                       2.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

         GARY J. SBONA, age 57, has served as our Chief Executive Officer since July 1997, as a member of our Board of Directors since May 1998 and as Chairman of the Board of Directors since March 1999. He also served as our President from July 1997 to September 1999. Mr. Sbona currently serves as Chairman and Chief Executive Officer of Auspex Systems Inc., a network attached storage company, and as a Director of 3D Systems Corporation, a solid imaging and mass customization company. Since 1974, Mr. Sbona also serves as chairman and chief executive officer of Regent Pacific Management Corporation, a professional services firm that is currently providing us with management services.

         KARL C. POWELL, age 57, has served as a member of our Board of Directors since August 2000. Mr. Powell also serves as president and chief executive officer of N H M & P, Inc, a newly-formed Oregon corporation engaged in the development of software management tools. Mr. Powell was a co-founder of Sequent Computer Systems, Inc. and served as director from 1983 until 1999, when it was acquired by IBM. He also served as chairman of the board of Sequent Computer Systems and as chief executive officer from the company's inception. Mr. Powell holds a B.S. in Mechanical Engineering from the U.S. Merchant Marine Academy.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

         STEVEN M. KRAUSZ, age 45, has served as a member of our Board of Directors since May 1988. Mr. Krausz has been a general partner of the venture capital firms U.S. Venture Partners III, IV,V, VI and VII, U.S.V. Entrepreneur Partners and BHMS Partners III since 1985. Mr. Krausz holds a B.S. in Electrical Engineering and a M.B.A. from Stanford University.

         CHARLES P. WAITE, JR., age 45, has served as a member of our Board of Directors since May 1988. Mr. Waite has been a general partner of Olympic Venture Partners II and a vice president of Northwest Venture Services Corp. since 1987, a general partner of Olympic Venture Partners III since 1994 and a general partner of Olympic Venture Partners IV since 1997, all of which are venture capital firms. Mr. Waite is also a director of Loudeye Technologies, Inc., WatchGuard Technologies, Inc. and several privately held companies. Mr. Waite holds an A.B. in History from Kenyon College and a M.B.A. from Harvard University.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended May 31, 2000, our Board of Directors held nine meetings. The Board has an Audit Committee and a Compensation Committee.

         The Audit Committee meets with our independent accountants at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is currently composed of three non-employee directors: Messrs. Krausz, MacDonald and Waite; Mr. MacDonald joined the Audit Committee on June 15, 2000. It met one time during fiscal year 2000.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Messrs. Krausz and Waite. It only took actions by unanimous written consent during fiscal year 2000.

         During the fiscal year ended May 31, 2000, each director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                       3.

                                   PROPOSAL 2

       APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


         Our Board of Directors has adopted, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the authorized number of shares of our Common Stock from 100,000,000 shares to 200,000,000 shares. As amended, Article FOURTH, Paragraph 1 of our Certificate of Incorporation shall read in its entirety as follows:

                  "The Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock, having a par value of $0.001 per share ("Preferred"), and Common Stock, having a par value of $0.001 per share ("Common"). The total number of shares of Preferred this Corporation shall have authority to issue is 1,999,995, and the total number of shares of Common this Corporation shall have authority to issue is 200,000,000."

         The additional Common Stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding Common Stock. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of our currently outstanding Common Stock, except for effects incidental to increasing the number of shares of our Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of our Certificate of Incorporation with the Secretary of State of the State of Delaware.

         In addition to the 31,605,640 shares of Common Stock outstanding at May 31, 2000, our Board of Directors has reserved 16,431,323 shares for issuance upon exercise of options and rights granted under our stock option and stock purchase plans.

         Although at present the Board of Directors has no plans to issue the additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, declaring a stock dividend, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding our business or product lines through the acquisition of other businesses or products.

         The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by us to oppose a hostile takeover attempt or delay or prevent changes in our control or management. For example, without further stockholder approval, the Board of Directors could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. In addition, if a person or group of persons attempted a hostile takeover of us, such shares could be issued in connection with our Rights Agreement, which would allow stockholders (other than the hostile parties) to purchase our Common Stock at a discount to the then current market price, which would have a dilutive effect on the hostile parties. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of proposal could facilitate future efforts by us to deter or prevent changes in our control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

         The affirmative vote of the holders of a majority of the shares of the Common Stock will be required to approve this amendment to our Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                                       4.

                                   PROPOSAL 3

                 APPROVAL OF 1995 STOCK OPTION PLAN, AS AMENDED



         We established the stock option plan the subject of this proposal in August 1988. In June 1995, our Board of Directors amended and restated this stock option plan, extended its term and renamed it the "Verity, Inc. 1995 Stock Option Plan." In 1996, our Board of Directors amended the 1995 Stock Option Plan to (i) increase the number of shares of our Common Stock authorized for issuance thereunder from 2,910,836 shares to 3,310,836 shares; (ii) provide that the Board of Directors may not decrease the exercise price of certain stock options or grant a new option in substitution therefor, without stockholder approval;
(iii) provide that the maximum term of certain stock options granted will be eight years; and (iv) provide that the exercise price per share of any stock option granted under the 1995 Stock Option Plan must equal at least the fair market value of a share of our Common Stock on the date of grant of the stock option. The purpose of the 1995 Stock Option Plan is to provide an equity interest for our employees, directors and consultants or any parent or subsidiary corporation of us, in order to give them a greater personal interest in the success of the business and to provide added incentive to continue and advance in their employment or service to us.

         As a result of a series of amendments and a two-for-one stock split declared in October 1999 (excluding the 2,000,000 shares now proposed for stockholder approval), a total of 10,121,672 shares of Common Stock have been reserved for issuance under the 1995 Stock Option Plan. As of May 31, 2000, options to purchase 4,676,387 shares of Common Stock granted pursuant to the 1995 Stock Option Plan had been exercised (of which 199,126 shares were repurchased by us), 4,667,361 shares of Common Stock were reserved for issuance upon the exercise of outstanding options at a weighted average exercise price of $17.99 per share, with exercise prices ranging from $0.57 to $31.75, and 977,050 shares of Common Stock remained available for future option grants (excluding the 2,000,000 shares now proposed for stockholder approval), which equaled approximately 3.07% of the total number of shares of Common Stock outstanding.

         During the last fiscal year, shares of Common Stock were granted in the amounts and at the weighted average prices per share under the 1995 Stock Option Plan as follows: Gary Sbona, 1,000,000 shares ($30.93); Anthony Bettencourt, 401,000 shares ($30.02); Hugh Njemanze 151,000 shares ($31.06); James Ticehurst, 151,000 shares ($31.06); Ronald Weissman, 100,000 shares ($30.75); Todd Yamami, 151,000 shares ($31.06); Steven M. Krausz, 110,000 shares ($31.27); Charles P.
Waite, Jr., 110,000 shares ($31.27); Stephen A. MacDonald, 110,000 ($31.27); all current executive officers as a group, 1,954,000 shares ($30.88); and all Directors who are not executive officers as a group, 330,000 shares ($31.27).

PROPOSED AMENDMENTS TO THE OPTION PLAN

         Our Board of Directors has amended the 1995 Stock Option Plan, subject to stockholder approval, to increase the number of shares of our Common Stock reserved under the 1995 Stock Option Plan by 2,000,000 shares so that the total number of shares available for future grants as of May 31, 2000 under the 1995 Stock Option Plan would be 2,977,050. The stockholders are now being asked to approve the increase at the Annual Meeting in order to make available sufficient shares for continued operation of the 1995 Stock Option Plan.

         We seek to attract, motivate and retain talented and enterprising employees by rewarding performance and encouraging behavior that will improve our profitability. We believe that the 1995 Stock Option Plan plays an important role in achieving these objectives by enabling us to provide broad employee equity interests in us. We believe that equity incentives provided by the 1995 Stock Option Plan help align the interests of our employees with the interests of our stockholders, and enhance our ability to continue recruiting and retaining qualified officers, employees and consultants essential to our success. Our management believes that the continued operation of the 1995 Stock Option Plan necessitates an increase in the share reserve under the 1995 Stock Option Plan.

         We have engaged Regent Pacific Management Corporation ("Regent Pacific") to provide us management services, with employees of Regent Pacific currently serving as our Chief Executive Officer and Chief Operating Officer, respectively (See "Employment Agreements and Termination and Change in Control Agreements" and "Certain Transactions"). Our goal for the longer term is to attract and retain key executive officers to replace the Regent Pacific personnel. In order to attract and retain such key management personnel, we believe that we must offer attractive equity

                                       5.

incentives and that the number of shares of Common Stock currently authorized for issuance pursuant to the 1995 Stock Option Plan may be inadequate for such purpose.

SUMMARY OF THE PROVISIONS OF THE OPTION PLAN

         The following summary of the 1995 Stock Option Plan, as amended, is qualified in its entirety by the specific language of the 1995 Stock Option Plan, a copy of which is available to any stockholder upon request.

         General. The 1995 Stock Option Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Code, and nonstatutory stock options. As of May 31, 2000, options to purchase 4,676,387 shares of Common Stock granted pursuant to the 1995 Stock Option Plan had been exercised (of which 199,126 shares were repurchased by us), 4,674,361 shares of Common Stock were reserved for issuance upon the exercise of outstanding options, and 977,050 shares of Common Stock remained available for future grants.

         Shares Subject to Plan. Currently, a maximum of 10,121,672 of the authorized but unissued or reacquired shares of our Common Stock may be issued upon the exercise of options granted pursuant to the 1995 Stock Option Plan. Our Board of Directors has amended the 1995 Stock Option Plan, subject to stockholder approval, to increase by 2,000,000 the maximum number of shares of Common Stock issuable thereunder to an aggregate of 12,121,672.

         If our stockholders approve the 2,000,000 share increase in the number of shares authorized for issuance under the 1995 Stock Option Plan, 2,977,050 shares of our Common Stock would be available for future option grants as of May 31, 2000, which equals approximately 9.4% of the total number of shares of our Common Stock outstanding as of that date. The 1995 Stock Option Plan imposes a limit under which no employee may receive in any of our fiscal years options to purchase in excess of 1,000,000 shares. The grant limit is intended to comply with Section 162(m) of the Code and the regulations thereunder in order to preserve our ability to fully deduct any compensation expense related to options granted under the 1995 Stock Option Plan. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in our capital structure, appropriate adjustments will be made to the shares subject to the 1995 Stock Option Plan, to the grant limit and to outstanding options. To the extent any outstanding option under the 1995 Stock Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by us, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the 1995 Stock Option Plan and become available for future grant, but do not increase the total number of shares authorized for issuance under the 1995 Stock Option Plan.

         Administration. The 1995 Stock Option Plan is administered by our Board of Directors or a duly appointed committee of the Board. The 1995 Stock Option Plan provides that with respect to the participation of individuals whose transactions in our equity securities are subject to Section 16 of the Securities Exchange Act of 1934, the 1995 Stock Option Plan must be administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. With respect to persons covered by Section 162(m) of the Code the 1995 Stock Option Plan permits administration in compliance with Section 162(m) of the Code (for more information on Section 162(m) of the Code, please see the paragraph "Potential Limitation on Our Deductions" below). Subject to the provisions of the 1995 Stock Option Plan, our Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability of each option or the vesting of shares acquired upon the exercise of an option, including the effect thereon of an optionee's termination of service, the exercise price of and the type of consideration to be paid to us upon the exercise of each option, the duration of each option, and all other terms and conditions of the options. The 1995 Stock Option Plan authorizes our Board to amend, modify, extend, renew, or grant a new option in substitution for, any option, to waive any restrictions or conditions applicable to any option or any shares acquired upon the exercise thereof, and to accelerate, continue, extend or defer the exercisability of any option or the vesting of any shares acquired upon the exercise of an option, including with respect to the period following an optionee's termination of service with us. However, the Board may not decrease the exercise price of a stock option granted from the option reserve increase (or from the prior increase to the share reserve), or grant a new option in substitution therefor having a lower exercise price without the approval of our stockholders. Subject to certain limitations, the 1995 Stock Option Plan provides for our indemnification of any director, officer of employee against all reasonable expenses, including attorney's fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 1995 Stock Option Plan. Our Board will interpret the 1995 Stock Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 1995 Stock Option Plan or any option.

                                       6.

         Eligibility. Generally, all of our employees, directors and consultants or of any of our present or future parent or subsidiary corporations are eligible to participate in the 1995 Stock Option Plan. As of June 30, 2000, we had approximately 367 employees, including seven executive officers, eight corporate officers and five directors. In addition, the 1995 Stock Option Plan permits options to be granted to prospective employees and consultants in connection with written offers of employment or engagement. Any such options may not become exercisable prior to such individual's commencement of service. Any person eligible under the 1995 Stock Option Plan may be granted a nonstatutory option. However, only employees may be granted incentive stock options.

         Terms and Conditions of Options. Each option granted under the 1995 Stock Option Plan is evidenced by a written agreement between us and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1995 Stock Option Plan. The exercise price per share of each option must equal at least the fair market value of a share of our Common Stock on the date of grant. The exercise price of any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary corporation of us must be at least 110% of the fair market value of a share of our Common Stock on the date of grant. Our Board determines the fair market value of the our Common Stock in its sole discretion.

         The option exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of our Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, by any other lawful consideration approved by the Board, or by any combination of these. The Board may nevertheless restrict the forms of payment permitted in connection with any option grant.

         Options granted under the 1995 Stock Option Plan become exercisable and vested at such times and subject to such conditions as specified by the Board. Generally, options granted under the 1995 Stock Option Plan are exercisable on and after the date of grant, subject to our right to reacquire at the optionee's exercise price any unvested shares held by the optionee upon termination of employment or service with us or if the optionee attempts to transfer any unvested shares. Shares subject to options generally vest in installments subject to the optionee's continued employment or service. The maximum term of an incentive stock option or nonstatutory stock option that draws upon shares from the option reserve increase (and also the prior increase to the share reserve) under the 1995 Stock Option Plan is eight years unless the incentive stock option is granted to a ten percent stockholder, in which case the maximum term is five years. The maximum term of any other incentive stock option granted under the 1995 Stock Option Plan is ten years unless granted to a ten percent stockholder, in which case the maximum term is five years. Consistent with the Code, the 1995 Stock Option Plan does not limit the term of any nonstatutory stock option not drawing upon shares from the option reserve increase (and the prior increase to the share reserve). Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

         Transfer of Control. The 1995 Stock Option Plan provides that, in the event of (i) a sale or exchange by the stockholders of more than 50% of our voting stock, (ii) a merger or consolidation in which we are a party, (iii) the sale, exchange or transfer of all or substantially all of our assets, or (iv) a liquidation or dissolution of us wherein, upon any such event, our stockholders immediately before such event do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of our voting stock, our successor, or the corporation to which our assets were transferred in substantially the same proportions as prior to such event, the acquiring or successor corporation may assume our rights and obligations under outstanding options or substitute substantially equivalent options for such corporation's stock. To the extent that the options outstanding under the 1995 Stock Option Plan are not assumed, substituted for, or exercised prior to the transfer of control, they will terminate; provided, however, that the terms of certain options provide for acceleration of vesting upon such a change in control (see "Employment Agreements and Termination and Change in Control Agreements").

         Termination and Amendment. The 1995 Stock Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the 1995 Stock Option Plan have been issued and all restrictions on such shares under the terms of the Plan and the option agreements have lapsed, provided that all incentive stock options must be granted prior to July 19, 2006, the date on which the Board approved the amendment of the 1995 Stock Option Plan. The Board may terminate or amend the 1995 Stock Option Plan at any time, but, without stockholder approval, the Board may not amend the 1995 Stock Option Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or

                                       7.

expand the class of persons eligible to receive nonstatutory stock options. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option or is necessary to comply with any applicable law.


SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

         The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 1995 Stock Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

         Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise, the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon such a disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

         The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an item of adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basic adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

         Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date will be after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to us with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

         Potential Limitation on Our Deductions. As part of the Omnibus Budget Reconciliation Act of 1933, the U.S. Congress amended the Code to add Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to a covered employee in a taxable year to the extent that non-performance-based compensation paid to such a covered employee exceeds $1 million. It is possible that compensation attributable to stock options granted under

                                       8.

the 1995 Stock Option Plan, when combined with all other types of compensation received by any of our covered employees, may cause this limitation to be exceeded in any particular year.

         Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. Treasury regulations issued under Section 162(m) of the Code provide that compensation attributable to stock options will qualify as performance-based compensation if: (i) the stock option plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the stock option is granted by a compensation committee comprised solely of "outside directors;" and (iv) the exercise price of the stock option is no less than the fair market value of the stock on the date of grant. The term "outside directors" excludes from the compensation committee directors who are (i) current employees of us or an affiliate, (ii) former employees of us or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of us or an affiliate, (iv) directors currently receiving direct or indirect remuneration from us or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an "outside director" for purposes of
Section 162(m) of the Code.

ADDITIONAL INFORMATION

         1996 Nonstatutory Stock Option Plan: In February 1996, our Board of Directors approved the 1996 Nonstatutory Stock Option Plan. Pursuant to the 1996 Nonstatutory Stock Option Plan, the Board of Directors has the power to grant nonstatutory stock options to employees, prospective employees, consultants and prospective consultants; provided, however, that no such grant may be made to a person who is (i) a holder of 10% or more of our stock or (ii) one of our executive officers or directors. As a result of a series of amendments and a two-for-one stock split declared in October 1999, at May 31, 2000 a total of 8,420,000 shares of Common Stock were reserved for issuance to certain of our employees and consultants. At May 31, 2000, 522,681 shares of Common Stock were available for grant under our 1996 Nonstatutory Stock Option Plan. In June 2000, an additional 2,000,000 shares were reserved for issuance under the 1996 Nonstatutory Stock Option Plan.

         Outside Directors Plan: In 1995, our Board of Directors and stockholders approved, and in 1999 amended, the 1995 Outside Directors Plan. Under this plan there are reserved 1,000,000 shares of Common Stock for issuance to our directors who are not employees. The Outside Directors Plan provides for the automatic granting of nonqualified stock options to our directors who are not our employees. Under the Outside Directors Plan, each person who is first elected or appointed as an outside director to the Board (excluding any person who is already a director at the time of first becoming an outside director) is automatically granted an option to purchase 40,000 shares of Common Stock on the date of such election or appointment. Thereafter at each annual meeting of the stockholders, those outside directors with six months of service as a director (not necessarily as an outside director) who will be outside directors after such meeting automatically receive a new option to purchase 40,000 shares of our Common Stock. As a result of one amendment and a two-for-one stock split declared in October 1999, a total of 1,000,000 shares of Common Stock have been reserved for issuance to our directors who are not our employees. At May 31, 2000, 370,000 shares of Common Stock were available for grant under the 1995 Outside Directors Plan.

         1997 Stock Option Plan for Verity Canada: In May 1997, our Board of Directors authorized the adoption of the 1997 Stock Option Plan for Verity Canada. The terms of the 1997 Stock Option Plan for Verity Canada are substantially the same as those of the 1995 Stock Option Plan. As a result of a series of amendments and a two-for-one stock split declared in October 1999, at May 31, 2000 a total of 1,480,000 shares of Common Stock were reserved for issuance to certain employees and consultants of Verity Canada. At May 31, 2000, 200,884 shares of Common Stock were available for grant under the 1997 Stock Option Plan for Verity Canada. In June 2000, an additional 500,000 shares were reserved for issuance under the 1997 Stock Option Plan for Verity Canada.

VOTE REQUIRED AND BOARD OF DIRECTOR'S RECOMMENDATION.

         The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the meeting and entitled to vote is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum at the Annual Meeting of Stockholders. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

                                       9.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.


                                      10.

                                   PROPOSAL 4

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS



         Our Board of Directors has selected PricewaterhouseCoopers LLP as our independent accountants for our fiscal year ending May 31, 2001 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP, together with Coopers & Lybrand LLP, the predecessor entity of PricewaterhouseCoopers LLP, has audited our financial statements since our inception. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.



                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                                      11.

                              SECURITY OWNERSHIP OF

                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



    The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of June 30, 2000 by:

    -    each director and nominee for director;

    -    each of the executive officers named in the Summary Compensation Table;

    -    all directors and executive officers as a group; and

    - each person, or group of affiliated persons, known by us to be beneficial owners of 5% or more of our Common Stock.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 30, 2000 are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

         Except as indicated in this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. Percentage of ownership is based on 32,006,887 shares of Common Stock, outstanding on June 30, 2000. Unless otherwise indicated, the address of each of the individuals named below is 894 Ross Drive, Sunnyvale, California 94089.


                                                              Beneficial Ownership
                                                   --------------------------------------------
                                                     SHARES ISSUABLE
                                                   PURSUANT TO OPTIONS
                                                      AND WARRANTS             NUMBER OF
                                                   EXERCISABLE WITHIN      SHARES (INCLUDING
                                                       60 DAYS OF        NUMBER SHOWN IN FIRST        PERCENTAGE
                BENEFICIAL OWNER                      JUNE 30, 2000             COLUMN)                OF TOTAL
                ----------------                   --------------------------------------------------------------
DIRECTORS AND EXECUTIVE OFFICERS
Gary J. Sbona...............................              1,893,000               1,893,000                 5.58%
Anthony J. Bettencourt......................                653,000                 658,439                 2.02
Hugh S. Njemanze............................                275,784                 366,776                 1.14
James E. Ticehurst..........................                252,436                 257,887                    *
Ronald F.E. Weissman........................                299,294                 315,319                    *
Todd K. Yamami..............................                165,956                 174,391                    *
Steven M. Krausz............................                212,600                 212,600                    *
Stephen A. MacDonald........................                232,000                 245,400                    *
Charles P. Waite, Jr........................                178,959                 178,959                    *
 5% STOCKHOLDERS
Franklin Resources, Inc. (1)................              2,089,094               2,089,094                 6.13
All directors and executive officers as
   a group (9 persons)......................              4,163,029               4,302,771                11.90

---------
*Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

                                      12.

(1) Franklin Advisors, Inc., an investment advisor to Franklin Resources, Inc., has sole voting power and investment power with respect to 2,042,400 of these shares and, consequently, may be deemed to beneficially own these shares. Franklin Management, Inc. has sole investment power with respect to 46,694 of these shares and, consequently, may be deemed to beneficially own these shares. Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. own in excess of 10% of the common stock of Franklin Resources, Inc. and, consequently, may be deemed to beneficially own the shares held by Franklin Resources, Inc. Franklin Advisors, Inc., Franklin Management, Inc. and Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. disclaim beneficial ownership of the shares held by Franklin Resources, Inc. Franklin Resources, Inc. is located at 777 Mariners Island Boulevard, San Mateo, California 94404.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

         To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during our fiscal year ended May 31, 2000, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Each of our non-employee Directors receives an annual retainer of $25,000. Directors are also reimbursed for their expenses in attending Board and committee meetings. Each person who is first elected or appointed as a non-employee Director (excluding any person who is already a director at the time of first becoming a non-employee director) is automatically granted an option to purchase 40,000 shares of Common Stock on the date of such election or appointment pursuant to the 1995 Outside Directors Stock Option Plan. In addition, all Directors who have served on the Board for more than six months and are not members of management will receive stock options to purchase 40,000 shares of Common Stock upon the date of each annual stockholders' meeting. The exercise price of each option is the fair market value on the day it is granted. Each option will vest over four years and generally must be exercised within ten years.

         During the last fiscal year, we granted options covering 110,000 shares to each of Steven M. Krausz, Stephen A. MacDonald and Charles P. Waite, Jr. at a weighted average exercise price of $31.27 per share. All 330,000 of these options were granted under the 1995 Outside Directors Stock Option Plan. See "Additional Information" under Proposal 3 for further information on the 1995 Outside Directors Stock Option Plan. The per share exercise price of each option is the fair market value of such common stock on the date of grant (based on the closing sales price reported in the Nasdaq National Market for the date of grant).

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

         The following table shows for the fiscal years ended May 31, 1998, 1999 and 2000, compensation awarded or paid to, or earned by, our Chief Executive Officer, our other four most highly compensated executive officers at May 31, 2000 and a former executive officer who was no longer serving as one of our executive officers at May 31, 2000:

                                      13.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                        ANNUAL COMPENSATION               AWARDS
                                                ----------------------------------     -------------
                                                                                         SECURITIES
                                                                                         UNDERLYING      All Other
        NAME AND PRINCIPAL POSITION             YEAR        Salary        Bonus           OPTIONS     Compensation(1)
        ---------------------------             ----        ------        -----           -------     ---------------

Gary J. Sbona.............................      2000         $52,000      $10,400        1,000,000         $  356
   Chief Executive Officer and                  1999          52,000       10,400          470,000            585
   Chairman of the Board(2)                     1998          15,167            0          350,000             73

Anthony J. Bettencourt....................      2000         270,833      150,000(4)       401,000            230
   President(3)                                 1999         200,000      200,000          175,000            264
                                                1998         147,051      292,500(5)       150,000            198

Hugh S. Njemanze..........................      2000         221,875       44,375          151,000            254
   Chief Technology Officer                     1999         196,875       39,375           75,000            408
                                                1998         171,250       35,000           55,000            408

James E. Ticehurst........................      2000         158,333       31,667          151,000          1,096
   Vice President, Administration and           1999         136,250       27,250           80,000          1,422
   Support Operations, and Asst. Secretary      1998         106,711       21,342           30,000            994

Ronald F.E. Weissman......................      2000         221,082       42,667          100,000            427
   Vice President, Strategy and                 1999         213,333       40,000           80,000            696
   Corporate Marketing(6)                       1998         183,333       40,000           35,000            696

Todd K. Yamami............................      2000         128,333       25,667          151,000            194
   Vice President, Corporate Controller and     1999         104,166       20,833           90,000            176
   Chief Accounting Officer                     1998          82,808       16,561           30,000            135

-------------

(1) Represents premiums paid on behalf of such executive officer for life insurance coverage in excess of a base amount of $50,000 in coverage.

(2) Mr. Sbona is partially compensated for his services to us by Regent Management Corporation. See "Certain Transactions" below.

(3) Mr. Bettencourt served as our as Senior Vice President, Worldwide Sales and Marketing from September 1997 to September 1999 and as our President since September 1999.

(4)      $150,000 represents sales commissions earned under a sales plan.

(5) Of such amount, $180,000 represents a signing bonus paid in connection with Mr. Bettencourt rejoining us in September 1997, and $112,500 represents sales commissions earned under a sales commission plan.

(6) Mr. Weissman served as our Vice President, Strategy and Corporate Marketing until April 2000 and would have been one of our four most highly paid executive officers but for the fact he was not serving as an executive officer as of the end of our most recent fiscal year.

                                      14.

                        STOCK OPTION GRANTS AND EXERCISES

         We grant options to our executive officers under our 1995 Stock Option Plan. As of June 30, 2000, options to purchase a total of 4,408,465 shares were outstanding under the 1995 Stock Option Plan and options to purchase 977,050 shares remained available for grant thereunder.

         The following tables show for the fiscal year ended May 31, 2000, certain information regarding options granted to, exercised by, and held at year end by, the individuals listed in the Summary Compensation Table:



                        OPTION GRANTS IN LAST FISCAL YEAR





                                                                                                 POTENTIAL REALIZABLE
                                         INDIVIDUAL GRANTS                                          VALUE AT ASSUMED
                                    ------------------------------                                   ANNUAL RATES OF
                                     NUMBER OF     PERCENTAGE OF                                        STOCK PRICE
                                     SECURITIES   TOTAL OPTIONS                                      APPRECIATION FOR
                                     UNDERLYING     GRANTED TO       EXERCISE                         OPTION TERM (3)
                                       OPTION      EMPLOYEES IN     Price per      EXPIRATION         ---------------
NAME                                GRANTED (1)    FISCAL YEAR (2)    Share           DATE         5%             10%
----                                -----------   ----------------    -----           ----         --             ---
Gary J. Sbona...................       606,000         9.23%          $30.75         10/18/07   $ 8,897,143     $23,310,206
                                       394,000         6.01            31.75         01/25/08     5,972,729      14,305,724
                                    ------------------------------                              ---------------------------
                                     1,000,000        15.24                                      14,869,872      37,615,930

Anthony J. Bettencourt.........        200,000         3.05            28.81         09/21/07     2,751,337       6,589,931
                                       100,000         1.52            30.75         10/18/07     1,468,175       3,516,536
                                       100,000         1.52            31.75         01/25/08     1,515,921       3,630,894
                                         1,000         0.02            28.25         04/18/08        13,488          32,306
                                    ------------------------------                              ---------------------------
                                       401,000         6.11                                       5,748,921      13,769,667


Hugh S. Njemanze...............        100,000         1.52            30.75         10/18/07     1,468,175       3,516,536
                                        50,000         0.76            31.75         01/25/08       757,961       1,815,447
                                         1,000         0.02            28.25         04/18/08        13,488          32,306
                                    ------------------------------                              ---------------------------
                                       151,000         2.30                                       2,239,624       5,364,289


James E. Ticehurst.............        100,000         1.52            30.75         10/18/07     1,468,175       3,516,536
                                        50,000         0.76            31.75         01/25/08       757,961       1,815,447
                                         1,000         0.02            28.25         04/18/08        13,488          32,306
                                    ------------------------------                              ---------------------------
                                       151,000         2.30                                       2,239,624       5,364,289



Ronald F.E. Weissman...........        100,000         1.52            30.75         10/18/07     1,468,175       3,516,536

Todd K. Yamami.................        100,000         1.52            30.75         10/18/07     1,468,175       3,516,536
                                        50,000         0.76            31.75         01/25/08       757,961       1,815,447
                                         1,000         0.02            28.25         04/18/08        13,488          32,306
                                    ------------------------------                              ---------------------------
                                       151,000         2.30                                       2,239,624       5,364,289


(1) Options granted in fiscal 2000 generally vest over a 24-month period, except for the options granted on January 25, 2000 and April 18, 2000 which vest over a 12-month period.

(2) Based on an aggregate of 6,566,8450 options granted to employees, including the individuals listed in the Summary Compensation Table, in fiscal year 2000.

                                      15.

(3) The potential realizable value is calculated based on the term of the option at its time of grant, 10 years, compounded annually. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION
         VALUES


                              SHARES          VALUE           NUMBER OF SECURITIES                   VALUE OF UNEXERCISED
                            ACQUIRED ON     REALIZED          UNDERLYING UNEXERCISED                 IN-THE-MONEY OPTIONS
                            EXERCISE (1)      (2)          OPTIONS AT FISCAL YEAR END (1)         AT FISCAL YEAR END (1) (3)
                            --------------------------------------------------------------------------------------------------
NAME                                                         EXERCISABLE    UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
----                                                         -----------    -------------       -----------      -------------
 Gary J. Sbona..............   386,000     $9,237,872          1,562,083       691,917          $33,503,291      $1,813,084
 Anthony J. Bettencourt.....   125,000      2,963,104            521,789       294,211           10,562,652       1,709,656
 Hugh S. Njemanze...........    80,000      1,719,103            263,742       135,504            5,934,990       1,195,659
 James E. Ticehurst.........    58,000      1,469,835            183,058       116,378            3,633,525         637,005
 Ronald F.E. Weissman.......    98,000      2,449,715            199,960       109,334            4,275,286       1,403,551
 Todd K. Yamami.............    56,000      1,465,683             96,128       109,828            1,043,320         431,281

---------------
(1) These options are immediately exercisable in full at the date of grant, but shares purchased upon exercise of unvested options are subject to a repurchase right in our favor to repurchase unvested shares at the original issuance price.

(2) Represents the fair market value of the underlying securities on the exercise date minus the aggregate exercise price of such option.

(3) Calculated on the basis of the fair market value of the underlying securities as of May 31, 2000, equal to $33.75 per share, the last trading day of fiscal 2000, as reported by the Nasdaq National Market, minus the aggregate exercise price.


     EMPLOYMENT AGREEMENTS AND TERMINATION AND CHANGE IN CONTROL AGREEMENTS

         Our 1995 Stock Option Plan provides that, in the event of (a) a sale or exchange by the stockholders of all or substantially all of our voting stock or certain mergers or consolidations to which we are a party and in which our stockholders do not retain beneficial ownership of at least a majority of our or our successor's voting stock, (b) the sale, exchange or transfer of all or substantially all of our assets other than to one or more subsidiary corporations, or (c) our liquidation or dissolution, the Board of Directors may provide for the acquiring or successor corporation to assume or substitute new options for the options outstanding under the 1995 Stock Option Plan. To the extent that the options outstanding under the 1995 Stock Option Plan are not assumed, substituted for, or exercised prior to such event, they will terminate; provided, however, that we have granted options to certain of our officers, including the individuals listed in the Summary Compensation Table, which provide for acceleration of vesting upon such a change in control.

         Under the 1995 Stock Option Plan, the Board of Directors retains discretion to modify the terms, including the price, of outstanding shares. Options granted under that plan are immediately exercisable, subject to a right of repurchase in favor of us for all exercised, unvested shares. Generally, 12.5% of the shares subject to options granted to new employees become vested six months after the date of commencement of employment and 2.083% of the shares subject to options vest upon completion of each succeeding full month of continuous employment with us. Shares subject to options granted to existing employees generally vest at the rate of 2.083% per month for 48 months following the date of grant. Generally, options have a term of eight (8) years. All options were granted at fair market value as determined by the Board of Directors on the date of grant.

         On July 31, 1997, Gary J. Sbona was appointed as our President and Chief Executive Officer, and we entered into an agreement with Regent Pacific Management Corporation, a management firm of which Mr. Sbona is the chief executive officer, which agreement was subsequently amended. See "Certain Transactions."

                                      16.

         On September 23, 1999, we entered into a letter agreement with Anthony
J. Bettencourt to serve as President. See "Certain Transactions."


         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee is comprised of two non-employee directors of the Board of Directors, Messrs. Krausz and Waite. The committee is responsible for setting and administering policies governing compensation of executive officers. For all executive officers, the committee reviews the performance and compensation levels for executive officers, sets salary and bonus levels and makes option grants under our 1995 Stock Option Plan.


COMPENSATION POLICIES GENERALLY

         The goals of our executive officer compensation policies are to attract, retain and reward executive officers who contribute to our success, to align executive officer compensation with our performance and to motivate executive officers to achieve our business objectives. We use salary, executive officer bonuses and stock options to achieve these goals.

         SALARIES AND BONUSES. Salaries are set for each executive officer with reference to a range of salaries for comparable positions among high technology companies of similar size and location. Annual salary adjustments take into account individual executive officers' achievements during the prior fiscal year towards key company-wide objectives set annually by the Board of Directors, in consultation with the Chief Executive Officer, as well as the executive officers' performance of their individual responsibilities.

         Variable cash incentive compensation for fiscal 2000 was provided through our employee bonus plan for all executive officers except for our President, whose bonus plan for fiscal 2000 was determined based upon negotiations between the officer and us. In accordance with the committee's goal, fiscal 2000 variable cash incentive compensation for the bonus plan participants was targeted for up to 20% of the officer's salary if predetermined corporate revenue and net income objectives were achieved.

         STOCK OPTIONS. The committee strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. Initial stock option grants to executive officers are subject to four year vesting. The size of the initial grant has been determined with reference to comparable stock option compensation offered by similarly sized high technology companies for similar positions and the responsibilities and expected future contributions of the executive officer, as well as recruitment considerations. In determining the size of, or whether to grant, refresher grants, the committee has considered each executive officer's performance during the previous periods and expected contributions during future periods, as well as the relative position and responsibilities of each executive officer and previous option grants to such executive officers. Generally, refresher option grants vest monthly over a one year period from the date of grant. The committee believes that refresher options have provided strong incentives for executive officers to remain with us.

         DEDUCTIBILITY OF EXECUTIVE COMPENSATION. We have considered regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or proposed regulations. The committee concluded in March 1996 that it would be advisable to establish certain restrictions on the granting of options under the 1995 Stock Option Plan to assist in the qualification of compensation recognized in connection with the exercise of such options for an exemption; these restrictions were approved at the Special Meeting of Stockholders held on March 28, 1996. The committee does not believe that other components of our compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

CHIEF EXECUTIVE OFFICER COMPENSATION

                                      17.

         On July 31, 1997, Mr. Gary J. Sbona was appointed as our President and Chief Executive Officer, and we entered into an agreement with Regent Pacific Management Corporation, a management firm of which Mr. Sbona is the Chief Executive Officer. The terms of the agreement were reached in arms-length negotiations with Regent Pacific Management Corporation. Pursuant to the original agreement, Regent Pacific provided us management services at a fee of $50,000 per week, including the services of Mr. Sbona as Chief Executive Officer and President and other Regent Pacific personnel as part of our management team. The agreement had a one-year term and could be canceled by us after the expiration of the initial 26-week period, with a minimum compensation to Regent Pacific of $1.3 million for that initial period. As a result of a series of amendments, the agreement has been extended through August 31, 2001. Under this amended agreement, Regent Pacific continues to provide us the services of Mr. Sbona as Chairman and Chief Executive Officer of Verity, and continues to provide us additional Regent Pacific management services. The agreement provides us with an option to further extend the term of this agreement through February 2002.

         Mr. Sbona became an employee of Verity in February 1998 and receives a salary of $52,000 per year, or $1,000 per week. The Board determined Mr. Sbona's salary taking into consideration the value of the services rendered to Verity and Mr. Sbona's interest in the amounts paid to Regent Pacific Management Corporation. Mr. Sbona also received a bonus of $10,400 in fiscal 2000 based on these same considerations.

         In connection with Mr. Sbona's service as our Chief Executive Officer, in our fiscal year ending May 31, 2000 our Board granted Mr. Sbona options to purchase 606,000 shares and 394,000 shares of our Common Stock, at an exercise price of $30.75 and $31.75 per share, respectively, which was the fair market value of our Common Stock on the date of grant. The shares subject to such options will vest entirely upon certain change of control transactions or upon a termination of Mr. Sbona without cause. The options will also remain exercisable for one year following the termination of Mr. Sbona's services. These options were issued to Mr. Sbona after a determination by the Board that such options were appropriate and advisable to retain Mr. Sbona's services.

                                            Compensation Committee

                                            Steven M. Krausz
                                            Charles P. Waite, Jr.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Steven M. Krausz and Charles P. Waite, Jr. served as members of our Board of Directors' compensation committee during the fiscal year ended May 31, 2000.

         None of our executive officers serves as a member of the Board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

         We have entered into indemnification agreements with our directors and officers. Such agreements require us to indemnify such individuals to the fullest extent permitted by law.

PERFORMANCE MEASUREMENT COMPARISON(1)

         The following graph shows the total stockholder return of an investment of $100 in cash on October 6, 1995 for (i) our Common Stock, (ii) the Nasdaq Stock Market and (iii) the American Stock Exchange Biotechnology Index (the "AMEX Biotech"). All values assume reinvestment of the full amount of all dividends and are calculated as of May 31 of each year:

Comparison of 5 year Cumulative Total Return on Investment from May 30, 1996 through May 31, 2000:

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                                      18.

                COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN*
            AMONG VERITY, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX



                                    10/6/95  10/95  11/95  12/95  1/96  2/96  3/96  4/96  5/96   6/96   7/96  8/96
                                    -------  -----  -----  -----  ----  ----  ----  ----  ----   ----   ----  ----
VERITY, INC.                            100    199    269   239   205   257   182   186   212    155    118   132
NASDAQ STOCK MARKET (U.S.)              100    103    105   104   105   109   109   118   124    118    108   114
NASDAQ COMPUTER & DATA PROCESSING       100    110    111   109   108   115   114   128   132    127    114   117

                                    9/96   10/96    11/96   12/96
                                    ----   -----    -----   -----
VERITY, INC.                          67      64       90      83
NASDAQ STOCK MARKET (U.S.)           122     121      129     128
NASDAQ COMPUTER & DATA PROCESSING    130     127      136     135

                                      1/97    2/97  3/97  4/97  5/97  6/97   7/97  8/97  9/97  10/97  11/97  12/97
                                      ----    ----  ----  ----  ----  ----   ----  ----  ----  -----  -----  -----
VERITY, INC.                            76      53    42    30    35    29     35    35    26     28     27     27
NASDAQ STOCK MARKET (U.S.)             138     130   121   125   139   144    159   159   168    159    160    157
NASDAQ COMPUTER & DATA PROCESSING      147     135   125   141   157   160    177   172   175    172    176    165

                                      1/98    2/98  3/98  4/98  5/98  6/98   7/98  8/98  9/98  10/98  11/98  12/98
                                      ----    ----  ----  ----  ----  ----   ----  ----  ----  -----  -----  -----
VERITY, INC.                            24      28    45    51    42    58     56    28    37     59     93    143
NASDAQ STOCK MARKET (U.S.)             162     178   184   187   177   189    187   150   171    178    196    222
NASDAQ COMPUTER & DATA PROCESSING      178     202   219   220   205   242    234   190   227    221    256    295

                                      1/99    2/99  3/99  4/99  5/99  6/99   7/99  8/99  9/99  10/99  11/99  12/99
                                      ----    ----  ----  ----  ----  ----   ----  ----  ----  -----  -----  -----
VERITY, INC.                           184     209   181   189   179   293    268   264   372    372    559    460
NASDAQ STOCK MARKET (U.S.)             254     231   249   257   250   272    267   278   279    301    338    412
NASDAQ COMPUTER & DATA PROCESSING      357     317   356   338   330   370    350   366   384    413    482    653

                                      1/00    2/00  3/00  4/00  5/00
                                      ----    ----  ----  ----  ----
VERITY, INC.                           368     577   441   351   365
NASDAQ STOCK MARKET (U.S.)             397     473   463   390   343
NASDAQ COMPUTER & DATA PROCESSING      580     687   645   494   434

--------
*$100 INVESTED ON 10/6/95 IN STOCK OR INDEX --
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING MAY 31.

                                      19.

                              CERTAIN TRANSACTIONS

         On July 31, 1997, Mr. Gary J. Sbona was appointed as our President and Chief Executive Officer, and we entered into an agreement with Regent Pacific Management Corporation, a management firm of which Mr. Sbona is the Chairman and Chief Executive Officer. Pursuant to the original agreement, Regent Pacific agreed to provide us management services, at a fee of $50,000 per week, including the services of Mr. Sbona as Chief Executive Officer and President and other Regent Pacific personnel as part of our management team. The agreement had a one-year term and we retained the option to cancel the agreement after the expiration of the initial 26-week period, with a minimum compensation to Regent Pacific of $1.3 million for that initial period.

         The agreement required that we indemnify Regent Pacific and Mr. Sbona for certain liabilities arising out of the performance of services under the agreement. On April 13, 1998, we agreed to amend our agreement with Regent Pacific to provide that Mr. Sbona and other Regent Pacific personnel would serve as part of our management team. The amendment also served to extend the term of the agreement until August 31, 1999, and to extend the noncancelable period of the agreement until February 28, 1999.

         In connection with Mr. Sbona's service as our President and Chief Executive Officer, the Compensation Committee of our Board also granted Mr. Sbona an option to purchase 700,000 shares of our Common Stock, at an exercise price of $2.563 per share. In October 1998, our Board granted Mr. Sbona another option to purchase additional 520,000 shares of our common stock, at an exercise price of $3.813 per share. In May 1999, our Board granted Mr. Sbona another option to purchase additional 420,000 shares of our Common Stock, at an exercise price of $16.250 per share. In October 1999 and January 2000, our Board granted Mr. Sbona options to purchase 606,000 and 394,000 of our Common Stock, at an exercise price of $30.75 and $31.75 per share, respectively. The shares subject to such options will vest entirely upon certain change of control transactions or upon a termination of Mr. Sbona without cause. The options will also remain exercisable for one year following the termination of Mr. Sbona's services.

         On March 12, 1999, we extended our agreement with Regent Pacific Management Corporation until August 31, 2000. Under this amended agreement, Regent Pacific continues to provide us certain services at a fee of $50,000 per week. The new agreement provides us with an option to further extend the term of this agreement through February 2001. Additionally, the parties agree that Mr. Sbona became our employee effective February 16, 1998. Furthermore, on March 12, 1999, Mr. Sbona was appointed as our Chairman of the Board of Directors. Mr. Sbona has been our Chief Executive Officer since July 1997 and has been a Board member since May 1998.

         On February 10, 2000, we extended our agreement with Regent Pacific Management Corporation through August 31, 2001. This is the third amendment to the retainer agreement between us and Regent Pacific Management Corporation since the original agreement dated July 31, 1997. Under this amended agreement, Regent Pacific continues to provide us the services of Gary J. Sbona as Chairman and Chief Executive Officer of Verity, and continues to provide us additional Regent Pacific management services. The agreement provides us with an option to further extend the term of this agreement through February 2002.

         On September 23, 1999, we entered into a letter agreement with Anthony
J. Bettencourt to serve as our President at a monthly salary of $25,000 with a commission plan providing for the minimum payment of $200,000 in commissions with respect to the year ending August 31, 2000, plus a $100,000 incentive bonus payable on or before September 30, 2000. If Mr. Bettencourt's employment is terminated with cause prior to September 30, 2000, he will not be entitled to receive the $100,000 incentive bonus. The agreement is at-will, and further provides that if Mr. Bettencourt is terminated without cause he will continue to receive monthly payments of $41,667 for the term of the agreement and will be entitled to receive the $100,000 incentive bonus. The term of the agreement is one year.

                                      20.

                                  OTHER MATTERS

         Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                            By Order of the Board of Directors

                                            /S/ GORDON C. ATKINSON



                                            Gordon C. Atkinson
                                            Secretary



August 18, 2000


A COPY OF OUR ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2000 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, VERITY, INC., 894 ROSS DRIVE, SUNNYVALE, CALIFORNIA 94089.

                                      21.

                                  VERITY, INC.

                             1995 STOCK OPTION PLAN

                     (AS AMENDED THROUGH SEPTEMBER 21, 1999)


        1.     ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

               1.1 ESTABLISHMENT. The Verity, Inc. 1988 Stock Option Plan was initially established effective as of August 31, 1988 (the "INITIAL PLAN"). The Initial Plan is hereby amended and restated in its entirety as the Verity, Inc. 1995 Stock Option Plan (the "PLAN") effective immediately prior to the effective date of the initial registration by the Company of its Stock under Section 12 of the Exchange Act (the "EFFECTIVE DATE").

               1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

               1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from July 19, 1996. Notwithstanding the foregoing, if the maximum number of shares of Stock issuable pursuant to the Plan as provided in Section 4.1 has been increased at any time, all Incentive Stock Options shall be granted, if at all, no later than the last day preceding the tenth (10th) anniversary of the earlier of (a) the date on which the latest such increase in the maximum number of shares of Stock issuable under the Plan was approved by the stockholders of the Company or (b) the date such amendment was adopted by the Board.

        2.     DEFINITIONS AND CONSTRUCTION.

               2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                      (a) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

                      (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                      (c) "COMMITTEE" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                      (d) "COMPANY" means Verity, Inc., a Delaware corporation, or any successor corporation thereto.

                      (e) "CONSULTANT" means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

                      (f) "DIRECTOR" means a member of the Board or of the board of directors of any other Participating Company.

                      (g) "EMPLOYEE" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

                      (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                      (i) "FAIR MARKET VALUE" means, as of any date, the value of a share of stock or other property as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein.

                      (j) "INCENTIVE STOCK OPTION" means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

                      (k) "INSIDER" means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

                      (l) "NONSTATUTORY STOCK OPTION" means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

                      (m) "OPTION" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

                      (n) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.

                      (o) "OPTION RESERVE INCREASE" means the increase of four hundred thousand (400,000) shares of Stock issuable under the Plan which was approved by the Board on July 19, 1996.

                      (p) "OPTIONEE" means a person who has been granted one or more Options.

                      (q) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                      (r) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation.

                      (s) "PARTICIPATING COMPANY GROUP" means, at any point in time, all corporations collectively which are then Participating Companies.

                      (t) "RULE 16B-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

                      (u) "SECTION 162(m)" means Section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66).

                      (v) "STOCK" means the common stock, $0.001 par value, of the Company, as adjusted from time to time in accordance with Section 4.2.

                      (w) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

                      (x) "TEN PERCENT OWNER OPTIONEE" means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

               2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and the term "or" shall include the conjunctive as well as the disjunctive.

        3.     ADMINISTRATION.

               3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board, including any duly appointed Committee of the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

               3.2 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion:

                      (a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

                      (b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

                      (c) to determine the Fair Market Value of shares of Stock or other property;

                      (d) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of employment or service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

                      (e) to approve one or more forms of Option Agreement;

                      (f) to amend, modify, extend, or renew, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof; provided, however, that without the approval of the Company's stockholders, the Board may not amend an Option granted from the Option Reserve Increase to decrease the exercise price thereof, or grant a new Option in substitution therefor;

                      (g) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee's termination of employment or service with the Participating Company Group;

                      (h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

                      (i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

               3.3 COMMITTEE COMPLYING WITH SECTION 162(m). If a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of
Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

        4.     SHARES SUBJECT TO PLAN.

               4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be twelve million one hundred twenty-one thousand six hundred seventy-two (12,121,672) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan.

               4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan, the Option Reserve Increase and to any outstanding Options, in the Section 162(m) Grant Limit set forth in Section 5.5, and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

        5.     ELIGIBILITY AND OPTION LIMITATIONS.

               5.1 PERSONS ELIGIBLE FOR OPTIONS. Options may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, "Employees" shall include prospective Employees to whom Options are granted in connection with written offers of employment with the Participating Company Group, and "Consultants" shall include prospective Consultants to whom Options are granted in connection with written offers of engagement with the Participating Company Group. Eligible persons may be granted more than one (1) Option.

               5.2 DIRECTORS SERVING ON COMMITTEE. At any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, no member of a Committee established to administer the Plan in compliance with the "disinterested administration" requirements of Rule 16b-3, while a member, shall be eligible to be granted an Option.

               5.3 OPTION GRANT RESTRICTIONS. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

               5.4 FAIR MARKET VALUE LIMITATION. To the extent that the aggregate Fair Market Value of stock with respect to which options designated as Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Participating Company Group, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.4, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this
Section 5.4, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.4, the Optionee may designate which portion of such Option the Optionee is exercising and may request that separate certificates representing each such portion be issued upon the exercise of the Option. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.

               5.5 SECTION 162(m) GRANT LIMIT. Subject to adjustment as provided in Section 4.2, at any such time as a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than five hundred thousand (500,000) shares (the "SECTION 162(m) GRANT LIMIT").


        6. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

               6.1 EXERCISE PRICE. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

               6.2 EXERCISE PERIOD. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, (c) no Option granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences service with a Participating Company, and (d) no Option granted from the Option Reserve Increase shall be exercisable after the expiration of eight (8) years after the effective date of grant of such Option.

               6.3    PAYMENT OF EXERCISE PRICE.

                      (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"), (iv) by the Optionee's promissory note in a form approved by the Company, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in
Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

                      (b) TENDER OF STOCK. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                      (c) CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

                      (d) PAYMENT BY PROMISSORY NOTE. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

               6.4 TAX WITHHOLDING. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Optionee.

               6.5 REPURCHASE RIGHTS. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its sole discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

        7.     STANDARD FORMS OF OPTION AGREEMENT.

               7.1 INCENTIVE STOCK OPTIONS. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of Immediately Exercisable Incentive Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

               7.2 NONSTATUTORY STOCK OPTIONS. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as a "Nonstatutory Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of Immediately Exercisable Nonstatutory Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

               7.3 STANDARD TERM OF OPTIONS. Except as otherwise provided in
Section 6.2 or by the Board in the grant of an Option, (a) any Incentive Stock Option granted hereunder (except for Incentive Stock Options granted from the Option Reserve Increase) shall have a term of ten (10) years from the effective date of grant of the Option, and (b) any Incentive Stock Option granted from the Option Reserve Increase shall have a term of eight (8) years from the effective date of grant of the Option.

               7.4 AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are not immediately exercisable.

        8.     TRANSFER OF CONTROL.

               8.1    DEFINITIONS.

                      (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company:

                             (i) the direct or indirect sale or exchange in a
single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

                             (ii) a merger or consolidation in which the Company
is a party;

                             (iii) the sale, exchange, or transfer of all or
substantially all of the assets of the Company; or

                             (iv) a liquidation or dissolution of the Company.

                      (b) A "TRANSFER OF CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

               8.2 EFFECT OF TRANSFER OF CONTROL ON OPTIONS. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Transfer of Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its sole discretion.

        9. PROVISION OF INFORMATION. Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

        10. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

        11. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

        12. TERMINATION OR AMENDMENT OF PLAN. The Board may terminate or amend the Plan at any time. However, subject to changes in the law or other legal requirements that would permit otherwise, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no expansion in the class of persons eligible to receive Nonstatutory Stock Options. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law or government regulation.

        13. CONTINUATION OF INITIAL PLAN AS TO OUTSTANDING OPTIONS. Any other provision of the Plan to the contrary notwithstanding, the terms of the Initial Plan shall remain in effect and apply to all Options granted pursuant to the Initial Plan.

        IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing is the Verity, Inc. 1995 Stock Option Plan, as amended through June 15, 2000.



                                    ---------------------------------
                                    Secretary

                                    ---------------------------------



                                  PLAN HISTORY
                                  ------------
08/31/88                     1988 Stock Option Plan adopted by the Board of Directors of
                             Verity, Inc., a California corporation, with a share reserve of
                             300,000

04/25/89                     Date of Unanimous Written Consent of the Board of Directors
                             increasing share reserve by 395,506 to 695,506

04/25/89                     1988 Stock Option Plan approved by Written Consent of
                             Shareholders with a share reserve of 695,506

02/27/90                     Date Board of Directors increased the share reserve by 680,000 to 1,375,506

03/02/90                     Date of Written Consent of Shareholders increasing share reserve by 680,000 to 1,375,506

05/31/90                     Date Board of Directors increased share reserve by 55,000 to
                             1,430,506

08/07/90                     Date of Written Consent of Shareholders increasing share reserve by 55,000 to 1,430,506

06/20/91                     Date Board of Directors increased share reserve by 1,000,000 to
                             2,430,506

07/15/91                     Date of Written Consent of Shareholders increasing share reserve by 1,000,000 to 2,430,506

05/21/92                     Date Board of Directors increased share reserve by 1,500,000 to
                             3,930,506

08/20/92                     Date Board of Directors approved amended 1988 Stock Option Plan re: changes requested by Department of Corporations

08/25/92                     Date of Written Consent of Shareholders increasing share reserve by 1,500,000 to 3,930,506

12/15/93                     Date Board of Directors increased share reserve by 2,615,000 to


                             6,545,506

02/28/94                     Date of Written Consent of Shareholders increasing share reserve by 2,615,000 to 6,545,506

06/10/95                     Date Board of Directors increased share reserve by 708,674 to
                             7,254,180

06/26/95                     Date Board of Directors amended and restated 1988
                             Stock Option Plan, effective immediately prior to the effective date of the Company's initial registration under Section 12 of the Exchange Act, as the 1995 Stock Option Plan and increased share reserve by 2,300,000 from 7,254,180 to 9,554,180

09/19/95                     Date shareholders approved the 1995 Stock Option Plan with the share reserve increase to 9,554,180

09/22/95 Effective date of Delaware reincorporation of Verity, Inc., a California corporation, pursuant to which each 5 shares outstanding of Verity
                             California became 1 share of Verity Delaware, resulting in an adjusted share reserve of 1,910,836.

02/06/96 Date Board of Directors approved an increase in the share reserve by 1,000,000 to 2,910,836 and approved a limit on the number of shares that can be granted to any one optionee during any fiscal year of 500,000 shares pursuant to Section 162(m) of the Internal Revenue Code by Unanimous Written
                             Consent.

03/28/96 Date of Stockholders Meeting approving an increase in the share reserve by 1,250,000 to 2,910,836 and a limit on the number of shares that can be granted to any one optionee during any fiscal year of 500,000 shares pursuant to Section 162(m) of the Internal Revenue Code.

07/19/96 Date Board of Directors approved an increase in the share reserve by 400,000 to 3,310,836, amendments providing for restrictions on grants from the share reserve increase, and an amendment which requires the per share option exercise price to be no less than the fair market value of a share of stock on the date of grant.

09/16/96                     Date of Annual Stockholders Meeting approving an increase in the share reserve by 400,000 to 3,310,836.

8/25/98                      Date Committee approved an increase in the share reserve by
                             750,000 to 4,060,836.



09/24/98                     Date of Annual Stockholders Meeting approving an increase in the share reserve by 750,000 to 4,060,836.

10/20/98                     Date Board of Directors approved removal of "disinterested administration" requirement.

07/15/99                     Date Board approved an increase in the share reserve by
                             1,000,000 to 5,060,836.

09/21/99                     Date of Annual Stockholders Meeting approving an increase in the share reserve by 1,000,000 to 5,060,836.

12/03/99                     Date of 2:1 stock split increasing reserve to 10,121,672.

06/15/00                     Date Board approved an increase in the share reserve by
                             2,000,000 to 12,121,672.

                                     PROXY

                                  VERITY, INC.


                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 26, 2000


The undersigned hereby appoints Gary J. Sbona and James E. Ticehurst, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Verity, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Verity, Inc. to be held at the Sunnyvale Sheraton, 1100 N. Mathilda Avenue, Sunnyvale, California on Tuesday, September 26, 2000 at 11:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE

[x]     Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSALS 2, 3 AND 4.

1: To elect two Directors to hold office until the 2003 Annual Meeting of Stockholders.

NOMINEES:      (01) Stephen A. MacDonald, (02) Anthony J. Bettencourt.

[ ]     FOR all nominees listed above.          [ ]     WITHHOLD AUTHORITY
                                                        to vote for all nominees
                                                        listed above.

[ ]
        ---------------------------------------------------------------
        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PLEASE WRITE THAT NOMINEE'S NAME IN THE SPACE
        PROVIDED ABOVE)


2: To approve the amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100,000,000 shares to 200,000,000 shares.

        [ ]  FOR                  [ ]   AGAINST                 [ ]   ABSTAIN

3: To approve the Company's 1995 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan from 10,121,672 shares 12,121,672 shares.

        [ ]  FOR                  [ ]   AGAINST                 [ ]   ABSTAIN



4: To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending May 31, 2001.

        [ ]  FOR                  [ ]   AGAINST                 [ ]   ABSTAIN



        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                   [ ]

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


SIGNATURE                                         DATE
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SIGNATURE                                         DATE
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